FOR IMMEDIATE RELEASE	Contacts:
	Investors:	Michael Weitz 203-352-8642
Michael Guido, CFA 203-352-8779
	Media:	Matthew Altman 203-352-1177

WWE® Announces Expectation for Record 2020 Results

and Issues 2021 Guidance

•	WWE completes strategic licensing agreement with NBCU’s Peacock service
•	The Company expects to report record 2020 Operating Income of $209 million and record 2020 Adjusted OIBDA[1] of $286 million
•	WWE issues 2021 Adjusted OIBDA Guidance Range of $270 - $305 million[2]
•	Fourth Quarter and Full Year 2020 Earnings Call Date Set for February 4, 2021

STAMFORD, Conn., January 25, 2021 - WWE (NYSE: WWE) today announced expectations for its 2020 financial results and outlined guidance for 2021. The announcements were made in conjunction with the communication of a new agreement to license WWE’s premium content to NBCU’s Peacock service, which will become the sole streaming distributor in the U.S. of WWE’s first-run premium content.

Throughout the 2020 year, WWE managed a challenging environment particularly for producers of live content. WWE never went off the air. Because of that, combined with the implementation of extensive short-term cost reductions, COVID-19 had an estimated net neutral impact on WWE’s 2020 Adjusted OIBDA. Accordingly, the Company estimates its full year 2020 Adjusted OIBDA (unaudited) to be approximately $286 million, which would be a record, up nearly 60% from the prior year.3 A reconciliation of estimated 2020 Adjusted OIBDA to Operating Income can be found in the supplemental schedule on page 5 of this release.

Management expects restrictions related to the spread of COVID-19, particularly related to the cancellation, postponement or reduced capacity of ticketed live events, to continue at least through the first half of 2021. Additionally, management anticipates a significant year-over-year increase in WWE’s expense base due to the full return of employees from furlough and continued higher expenses associated with the production of its weekly Raw and SmackDown television content at the WWE ThunderDome from its stadium residence at Tropicana Field. The Company estimates it can achieve 2021 Adjusted OIBDA of $270 - $305 million as revenue growth, driven by the impact of the Peacock transaction, the gradual ramp-up of ticketed live events, including large-scale international events, and the escalation of core content rights fees, is offset by the increase in personnel and production expenses.

Management estimates that the stated 2021 Adjusted OIBDA guidance range would be 15% - 20% higher without the ongoing impact of COVID-19, which includes the loss of ticket and merchandise sales at live events and the increased investment in production to further fan engagement. Estimates of future performance beyond 2021 will be impacted by the return of these businesses and various other factors.

WWE is unable to provide a reconciliation of full year 2021 guidance to GAAP measures as, at this time, WWE cannot accurately determine all of the adjustments that would be required.

Notes

(1)	The definition of Adjusted OIBDA can be found in the Non-GAAP Measures section below
(2)

The Company’s business model and expected results will continue to be subject to significant execution and other risks, including risks relating to the impact of the COVID-19 outbreak on WWE’s business, results of operations and financial condition, entering, maintaining and renewing major distribution agreements,  uncertainties associated with international markets and risks inherent in large live events, and other risk factors previously disclosed in our annual report on Form 10-K for the year ended December 31, 2019 and supplemented in our Current Report on Form 8-K filed with the SEC on March 17, 2020 and further supplemented in Part II, Item 1A, Risk Factors, in our quarterly report on Form 10-Q for the period ended September 30, 2020 filed with the SEC on October 29, 2020

(3)

WWE has not completed preparation of its financial statements for the full year 2020. Financial results presented herein for the full year ended December 31, 2020 are preliminary and unaudited and thus inherently uncertain and subject to change. The Company is in the process of completing its year-end close and there can be no assurance that the Company’s final audited results for this period will not differ from the preliminary results presented herein

Non-GAAP Measures

The Company defines Adjusted OIBDA as operating income excluding depreciation and amortization, stock-based compensation expense, certain impairment charges and other non-recurring material items that otherwise would impact the comparability of results between periods. Adjusted OIBDA includes amortization and depreciation expenses directly related to the Company's revenue generating activities, including feature film and television production asset amortization, amortization of costs related to content delivery and technology assets utilized for the WWE Network, as well as amortization of right-of-use assets related to finance leases of equipment used to produce and broadcast our live events. The Company believes the presentation of Adjusted OIBDA is relevant and useful for investors because it allows them to view the Company’s segment performance in the same manner as the primary method used by management to evaluate segment performance and to make decisions regarding the allocation of resources. Additionally, the Company believes that Adjusted OIBDA is a primary measure used by media investors, analysts and peers for comparative purposes.

Adjusted OIBDA is a non-GAAP financial measure and may be different than similarly-titled non-GAAP financial measures used by other companies. WWE views operating income as the most directly comparable GAAP measure. Adjusted OIBDA (and other non-GAAP measures such as Adjusted Operating Income, Adjusted Net Income and Adjusted EPS presented to exclude certain material items that impact the comparability between periods) should not be considered in isolation from, or as a substitute for, operating income or other GAAP measures, such as net income or operating cash flow, as an indicator of operating performance or liquidity.

Additional Information

WWE plans to release fourth quarter and full-year 2020 financial and operating results on Thursday, February 4, 2021. The Company will hold a conference call at 5:00 pm ET the same day to discuss these results. All interested parties are welcome to listen to the conference call that will be hosted through the Company’s website at corporate.wwe.com/investors. Participants can access the conference call by dialing 1-855-200-4993 (toll free) or 1-323-794-2092 from outside the U.S. (conference ID for both lines: 3809873).  Please reserve a line 5-10 minutes prior to the start time of the conference call.

About WWE

WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The Company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE’s TV-PG, family-friendly programming can be seen in more than 800 million homes worldwide in 28 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 180 countries.  The Company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Trademarks:  All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: the impact of the COVID-19 outbreak on our business, results of operations and financial condition; entering, maintaining and renewing major distribution agreements; a rapidly evolving media landscape; WWE Network (including the risk that we are unable to attract, retain and renew subscribers); our need to continue to develop creative and entertaining programs and events; the possibility of a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets including possible disruptions and reputational risks; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including without limitation, claims alleging traumatic brain injury; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; privacy norms and regulations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our indebtedness including our convertible notes; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercises control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the volatility of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements.  For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.

World Wrestling Entertainment, Inc.

Supplemental Information – Reconciliation of Adjusted OIBDA

(In millions)

(Unaudited)

FY 2020
Adjusted OIBDA	$286
Depreciation & amortization	(43)
Stock-based compensation	(28)
Other operating income items	(7)
Operating income (U.S. GAAP Basis)	$209